Definitive Additional Materials dated June 30, 2016

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

ICON FUNDS for the ICON NATURAL RESOURCES FUND

        (Name of Registrant as Specified In Its Charter)

                                 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(I) (4) and 0-11.

Definitive Additional Materials dated June 30, 2016

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

Total fee paid:

Definitive Additional Materials dated June 30, 2016

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

ICON FUNDS

Outbound Script

Meeting Date: August 11th, 2016

Toll Free # 1-844-753-6344

Hello, is Mr./Ms.                                  available?

IF YES:

Hi Mr./Ms.                                 , my name is                                  and I am calling on a recorded line on behalf of your investment in the ICON Natural Resources FUND. The fund sent you proxy materials requesting that you vote your eligible shares prior to the upcoming Special Shareholder meeting scheduled to be held on August 11th, 2016.

Your Board of Trustees has recommended you vote YES on the proposal and we are calling to ask if you would like to vote along with the recommendations of your board.

IF Shareholder NOT AVAILABLE:

Is there a better time to reach Mr./Ms.                                ? (IF YES) Make note & set up call back time.

IF YES:

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is                                 , a proxy voting specialist on behalf of ICON FUNDS.

Today’s date is                                  and the time is                                  Eastern Time.

Mr./Ms.                                 , I have recorded your [FOR] vote, in accordance with the Board’s recommendation with respect to the proposal as set forth in the proxy materials you received.

We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling 1-844-753-6344 Monday-Friday 9am-6pm EST. Thank you very much for your time and your vote. We hope you have a great day/evening.

1

ICON FUNDS

Outbound Script

Meeting Date: August 11th, 2016

Toll Free # 1-844-753-6344

IF Not sure how to vote, you can cast a For vote, Against Vote or Abstain vote.

How would you like to cast your vote on the proposal?

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is                                 , a proxy voting specialist on behalf of the ICON FUNDS.

Today’s date is                                  and the time is                                  Eastern Time.

Mr./Ms.                                 , I have recorded your vote to (repeat vote intention) with respect to the proposal as set forth in the proxy materials you received. We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling 1-844-753-6344. Monday-Friday 9am-6pm EST. Thank you very much for your time and your vote. We hope you have a great day/evening.

What I am being asked to vote on?

Proposal 1:

1.

To secure shareholder approval and understanding that the ICON Natural Resources Fund’s Investment Restrictions and designation as a sector fund which “concentrates its investments in the industries or groups of industries included within the sector(s)” allows the Fund to concentrate within the Natural Resources space in sectors in an amount determined by the Adviser in the Adviser’s sole discretion.

2

ICON FUNDS

Outbound Script

Meeting Date: August 11th, 2016

Toll Free # 1-844-753-6344

If materials not received:

I can resend the materials to you. Do you have an email address this can be sent to?

(IF YES: Type email addresses in the notes and read it back phonetically to the shareholder)

(IF NO: Continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive these materials shortly. Included in the email will be instructions to inform you of the methods available to you to cast your vote, one of which is to call us back at 1-844-753-6344 Monday-Friday 9am-6pm EST.

3